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Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-35956 and 333-32338) of Predictive Systems, Inc. of our report dated April 5, 2000, with respect to the consolidated financial statements of Synet Service Corporation and Subsidiary for the year ended December 31, 1999, included in the Predictive Systems, Inc. Current Report on Form 8-K/A dated October 16, 2000.

                                                          /s/ Ernst & Young LLP

Minneapolis, Minnesota
January 2, 2001